Exhibit 99.1

March 14, 2006

William Cornely, Chief Financial Officer

Dominion Homes, Inc.

5000 Tuttle Crossing Blvd.

Dublin, Ohio 43016-5555

Dear Mr. Cornely:

RE: Amendment for $240,000,000 Credit Facilities for Dominion Homes, Inc. (the “Borrower”)

Reference is hereby made to a certain Second Amended and Restated Credit Agreement dated as of December 3, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) by and among (a) Dominion Homes, Inc., as borrower (the “Borrower”), (b) the lenders party thereto, as lenders, (c) The Huntington National Bank (“Huntington”), as issuing bank for letters of credit issued pursuant to the Credit Agreement, and (d) Huntington as administrative agent for the such lenders and such issuing bank (the “Agent”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The Borrower has proposed to the Agent and the Lenders an amendment to the Credit Agreement, among other items, to reduce the Revolving Credit Commitments from $300 million to $240 million, to provide substantially all of the Borrower’s and its Subsidiary’s assets as collateral for the obligations evidenced by the Credit Agreement as so amended, and for the Lenders to provide financing to the Borrower and its Subsidiaries on the terms and subject to the conditions set forth pursuant to the Summary of Terms and Conditions attached hereto as Annex 1 (the “Credit Facility”). Please confirm by signing below that you have agreed to the each of the terms and conditions set forth on Summary of Terms and Conditions attached hereto as Annex 1.

We would like to emphasize that this letter agreement does not constitute a commitment to lend or a contract or an offer to enter into a contract on the part of Huntington or any other Lender individually, and any agreement to provide the Credit Facility shall be conditional on (i) acceptance by all the Lenders to the Credit Agreement, or such lesser percentage as is required under the Credit Agreement, of all terms and conditions of such financing, and (ii) satisfactory documentation of the Credit Facility. The amendment contemplated by the Summary of Terms and Conditions attached hereto as Annex 1 shall be made available to the Borrower and its Subsidiaries only through March 31, 2006, and if the Credit Facility has not been closed to the satisfaction of the Agent and all the Lenders to the Credit Agreement, or such lesser percentage as is required under the Credit Agreement, all agreements of the Agent and the Lenders evidenced by the Summary of Terms and Conditions attached hereto as Annex 1 shall cease and no longer have any effect.

By signing this letter, the Borrower agrees to pay on demand all costs, fees and expenses incurred or to be incurred by the Agent in connection with the consideration, examination, review, documentation, administration, syndication and/or closing of the Credit Facility, including but not limited to auditor fees, counsel fees, appraisers’ fees and all other out-of-pocket expenses relating to any of the foregoing, whether or not the financing transaction contemplated by this letter shall be approved or closed, and whether or not any terms, conditions, and/or requirements herein are modified by any commitment, should one be provided.

The Borrower agrees to indemnify the Agent with respect to any third party claims made against the Agent arising out of this letter, except to the extent a court of competent jurisdiction by final nonappealable order holds that such claims arose out of the Agent’s gross negligence or willful misconduct and further agrees that in any action arising from an alleged breach of this letter the only damages that may be sought are those which are direct and reasonably foreseeable as the probable result of any breach hereof and any right to indirect, special or punitive damages or lost anticipated profits is hereby waived.

This letter will be governed by the laws of the State of Ohio (without regard to the conflicts of laws thereof). The parties hereto waive the right to trial by jury in any litigation arising out of this letter. This letter has been issued in reliance upon the accuracy of all information furnished to the Agent by or on behalf of the Borrower.

To signify the Borrower’s acceptance hereof, please sign and return the enclosed copy of this letter on or before March 15, 2006.

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, and all of which together will constitute one and the same instrument. Receipt by the Agent of a facsimile copy of an executed signature page hereof will constitute receipt by the Agent of an executed counterpart of this letter agreement.

Very truly yours,

THE HUNTINGTON NATIONAL BANK, as Agent

By:	/s/ Frederick G. Hadley
Printed Name: Frederick G. Hadley
Its:	Senior Vice President

Accepted and Agreed:

DOMINION HOMES, INC., as Borrower

By:	/s/ William G. Cornely
Printed Name: William G. Cornely
Its:	Senior Vice President of Finance

Confirmation and Acceptance by Lenders:

Each party signatory to this confirmation and acceptance (a “Bank”) hereby agrees to provide the commitment amount set forth below such Bank’s signature page to this letter agreement (or such lesser amount as may be allocated by the Agent) to the financing referenced above, on the terms and subject to the conditions set forth in the Summary of Terms and Conditions attached hereto as Annex 1 proposed for the Borrower and related parties. Each Bank acknowledges that it has made its own credit analysis and its own decision to enter into this commitment independently and without reliance upon The Huntington National Bank in any capacity. Each Bank’s commitment is subject to satisfactory review of the amendment documentation. This confirmation and acceptance shall be governed by the laws of the State of Ohio.

THE HUNTINGTON NATIONAL BANK,
as Lender and as issuing bank

By:	/s/ Frederick G. Hadley
Printed Name: Frederick G. Hadley
Its:	Senior Vice President

Commitment Amount: $36,000,000

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Columbus))

By:	/s/ Brent E. Hatch
Printed Name: Brent E. Hatch
Its:	Vice President

Commitment Amount: $25,600,000

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Andrew D. Stickney
Printed Name: Andrew D. Stickney
Its:	Vice President

Commitment Amount: $36,000,000

NATIONAL CITY BANK

By:	/s/ Steven A. Smith
Printed Name: Steven A. Smith
Its:	Senior Vice President

Commitment Amount: $26,400,000

COMERICA BANK

By:	/s/ Adam Sheets
Printed Name: Adam Sheets
Its:	Account Officer

Commitment Amount: $20,000,000

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Joseph L. Svehla
Printed Name: Joseph L. Svehla
Its:	Vice President

Commitment Amount: $28,000,000

FIFTH THIRD BANK (CENTRAL OHIO)

By:	/s/ Alan J. Kopolow
Printed Name: Alan J. Kopolow
Its:

Commitment Amount: $16,000,000

BANK OF AMERICA, N.A., successor by merger to Fleet National Bank

By:	/s/ Mark W. Lariviere
Printed Name: Mark W. Lariviere
Its:	Senior Vice President

Commitment Amount: $20,000,000

WASHINGTON MUTUAL BANK, FA, a federal association

By:	/s/ Brad Johnson
Printed Name: Brad Johnson
Its:	Vice President

Commitment Amount: $32,000,000

ANNEX 1 SUMMARY OF TERMS AND CONDITIONS

Proposed Dominion Amendment:

1.	Reduce Revolving Credit to:

a.	$240 million at closing of the Amendment;

b.	$225 million at September 30, 2006;

c.	$200 million at December 31, 2006.

2.	Collateral – defined as all of the business assets including, accounts receivable, inventory, machinery & equipment, real estate, stock of all of the borrower’s subsidiaries, intellectual property, including but not limited to trademarks, copyrights, etc. and general intangibles of every type and description, rolling stock, furniture, fixtures, trademarks and patents.

3.	Borrowing Base Advance;

a)	100% of available cash, plus

b)	0% of Eligible Lumber Inventory, (formerly 75%) plus

c)	90% of Eligible Home Work in Process, plus

d)	50% of Eligible Real Estate Held for Development, plus

e)	25% of Eligible Investments in Joint Ventures up to $10 million (formerly 50% up to $15mm), plus

f)	the lesser of $7,650,000 or 80% (formerly 90%) of the aggregate sum of Eligible Model Homes, plus

g)	the lesser of $20,000,000 or 80% (formerly 90%) of Eligible Speculative Homes, plus

h)	70% of Eligible Developed Lots, plus

i)	55% of Eligible Lots under Development, (formerly 60%) plus

j)	the lesser of $6,000,000 or 50% of Eligible Fall Foundation Lots (only available from October 1 to March 31).

k)	During the period from April 1 to June 30, 2006, the Company will have the ability to have up to $5 million in additional availability under the borrowing base, for one time for a duration not to exceed 30 days.

4.	Covenants;

a.	NEW COVENANT: Clean down of the Revolving Credit outstanding to $165 million by 12/31/2006.

b.	Net Worth Floor to a minimum of $175 million

c.	Leverage Ratio to:

i.	2.00x at 6/30/2006

ii.	1.75x at 12/31/2006

d.	Uncommitted Land to T/N/W to be reduced to:

i.	1.75x by 3/31/2006

ii.	1.70x by 9/30/2006

iii.	1.55x by 12/31/2006

e.	Interest Coverage to:

i.	1.30x at 3/31/2006

ii.	0.80x at 6/30/2006

iii.	0.60x at 12/31/2006

iv.	1.00x at 3/31/2007

1.	Interest Coverage calculation will not include any deferred financing fees associated with the Revolving Credit.

f.	No New Market Investment.

g.	No Distributions.

h.	No Repurchase of Dominion stock.

i.	Limitation on New Land Acquisition for 2006, to $2 million above scheduled “contractually obligated” land purchases, without Required Bank Group approval.

j.	NEW COVENANT: Developed Unsold Lots plus Lots Under Development not to exceed:

i.	$160 million at 3/31/2006

ii.	$155 million at 6/30/2006

iii.	$150 million at 9/30/2006

iv.	$145 million at 12/31/2006

5.	Reporting Requirements:

a.	Monthly margin reports by community and or by home series.

6.	Pricing:

a.	Adding two new tiers for interest coverage:

i.	1.75 to 1.25x = LIBOR + 300; Unused Fee: 50 bps

ii.	below 1.25x = LIBOR + 325; Prime + 25 bps; Unused Fee: 50 bps

b.	Upfront fees:

i.	22.5 bps amendment fee based upon $240 million ($540,000) prorata to all of the approving banks

Proposed New Pricing Grid:

Level	Interest Coverage Ratio	Applicable Margin for Base Loans	Applicable Margin for LIBOR Loans and Letters of Credit(1)	Unused Commitment Fee(2)
I	> 3.75	0 bps	175.0 bps	25.0 bps
II	> 3.25	0 bps	200.0 bps	25.0 bps
III	> 2.75	0 bps	225.0 bps	25.0 bps
IV	> 2.25	0 bps	250.0 bps	37.5 bps
V	> 1.75	0 bps	275.0 bps	37.5 bps
VI	> 1.25	0 bps	300.0 bps	50.0 bps
VII	< 1.25	25 bps	325.0 bps	50.0 bps

(1)	Letter of Credit issuer shall retain 12.5bps of the Applicable Margin for Letters of Credit.
(2)	Calculated based upon the daily amount by which the Revolving Credit Commitments exceed the Revolving Credit Obligations.